SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K
                               CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): March 5, 1998

                              XEROX CORPORATION
            (Exact name of registrant as specified in its charter)

 New York                      1-4471                   16-0468020
 (State or other               (Commission File         (IRS Employer
 jurisdiction of               Number)                  Identification No.)
 incorporation)

                              800 Long Ridge Road
                                P. O. Box 1600
                      Stamford, Connecticut  06904-1600
             (Address of principal executive offices)(Zip Code)

      Registrant's telephone number, including area code: (203) 968-3000

                       This document consists of 4 pages.








ITEM 5.   OTHER EVENTS

Accelerating its strategy to achieve high growth through networked document solutions, Registrant announced on March 5, 1998 an agreement to acquire XLConnect Solutions, Inc. ("XLConnect"), an information technology services company, and its parent company, Intelligent Electronics, Inc. ("Intelligent Electronics"), for $415 million in cash.

Under the agreement, Registrant will acquire Intelligent Electronics, which holds an 80 percent interest in XLConnect. In addition, Registrant will acquire the 20 percent of XLConnect shares publicly held. Registrant will pay $7.60 for each share of Intelligent Electronics stock and $20 for each share of XLConnect stock. The transaction must be approved by the stockholders of both Intelligent Electronics and XLConnect. Closing is subject to customary closing conditions, including regulatory approval.

Registrant believes that this acquisition will strengthen its worldwide services capabilities to design, build and support networks that implement enterprise-wide document solutions for its customers. In addition, Registrant believes that XLConnect's expertise will complement and extend Registrant's highly profitable document services outsourcing business, which grew 58 percent in 1997, to $2 billion.

XLConnect, with 1,500 employees, 27 locations throughout the United States and 1997 revenue of $135 million, provides network management, consulting, design, and integration services for medium and large companies.

The growth in network computing has led to a tremendous increase in both the volume of digital documents and the convergence of document management and communication with other technologies, including imaging, voice and data. Registrant believes that this acquisition will infuse it with hundreds of talented and trained network specialists who will design and build publishing, workflow and other document solutions, including Internet-based solutions, for its customers. Registrant believes the experts at XLConnect will help Registrant develop and deliver its document solutions for virtually any networked environment.

Registrant's digital printers, copiers and other document products, operating in conjunction with a suite of document management, workflow and imaging software, create networked business solutions that improve productivity in the office, print shop and production-printing environments. With more than 40 percent of Registrant's revenues derived from digital products and services, the purchase of XLConnect provides Registrant strategic access to a nationwide information technology services capability, including applications developed by XLConnect, that position Registrant at the forefront of the networked enterprise.












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Timothy Wallace, currently president and chief operating officer of XLConnect, will become president and chief executive officer of the newly acquired company. XLConnect's senior management team will remain with the company.

XLConnect will have immediate access to Registrant's customer base, sales force, products and outsourcing capabilities.

Registrant anticipates that the earnings impact from this acquisition will be about neutral in 1998 and positive in 1999 and thereafter.

XLConnect, based in the Philadelphia suburb of Exton, Pa., provides a comprehensive range of information technology services, including systems consulting, design and installation, application development, help desk, network management and outsourcing. Its services are designed to enable clients to increase productivity and enhance competitiveness by improving the flow of information among employees, clients and suppliers. Its customers include Anheuser-Busch, John Deere, Eli-Lilly and Continental Airlines. Strategic partners include Microsoft, IBM, and Novell. Its parent company is Intelligent Electronics, which specializes in providing information technology products, services and solutions to large and mid-sized companies, governmental agencies, and educational institutions, using technology to create efficiency.

The forward-looking statements and other information relating to Registrant contained herein are based on the beliefs of management as well as assumptions made by and information currently available to management. The words "anticipate," "believe," "estimate," "expect," "intends," and similar expressions, as they relate to Registrant or Registrant's management, are intended to identify forward-looking statements. Such statements reflect the current views of Registrant with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. Registrant does not intend to update these forward-looking statements.

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                         XEROX CORPORATION

                                             /s/ MARTIN S. WAGNER
                                         --------------------------------
                                         By: MARTIN S. WAGNER
                                             Assistant Secretary

Dated: March 6, 1998


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